EXHIBIT 5.1

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

www.kirkland.com

April 13, 2016

Ally Auto Assets LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Ally Bank Lease Trust

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Re:	Ally Auto Assets LLC

Registration Statement on Form SF-3 (No. 333-209435-01)

Ally Bank Lease Trust

Registration Statement on Form SF-3 (No. 333-209435)

We have acted as special counsel to Ally Auto Assets LLC, a Delaware limited liability company (“Ally Auto”), and Ally Bank Lease Trust, a Delaware statutory trust (“ABLT”), in connection with the above-referenced Registration Statements (together with the exhibits and any amendments thereto and the prospectuses described therein, the “Registration Statements”), filed by Ally Auto and ABLT with the Securities and Exchange Commission in connection with the registration by Ally Auto of Asset Backed Notes (“Notes”) and by ABLT of secured notes (“Secured Notes,” and together with the Notes, the “Securities”) that will secure the related series of Notes.

The Registration Statements contain a prospectus (the “Prospectus”) pertaining to offerings by Ally Auto of Notes issued by Trusts (as defined below) that are secured by Secured Notes issued by ABLT. This opinion relates only to the Prospectus and the exhibits contained in the Registration Statements.

As described in the Prospectus, the Securities issued pursuant to the related prospectus will be (i) Notes that will be issued in series and (ii) Secured Notes that will secure the related series of Notes. Each series of Notes will be issued by a Delaware statutory trust (each, a “Trust”) to be formed by Ally Auto pursuant to a Trust Agreement (each, a “Trust Agreement”) between Ally Auto and an AART Owner Trustee to be specified in the related prospectus. Each

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Ally Auto Assets LLC

Ally Bank Lease Trust

April 13, 2016

series of Notes issued by a Trust may include one or more classes of Notes. The Notes of any Trust will be (a) issued pursuant to an AART Indenture (each, an “AART Indenture”) between such Trust and an AART Indenture Trustee to be specified in the related prospectus and (b) transferred to Ally Auto pursuant to a Trust Sale Agreement, by and between such Trust and Ally Auto (each, a “Trust Sale Agreement”). The Secured Notes will be issued by ABLT to Ally Bank pursuant to an ABLT Indenture (each, an “ABLT Indenture”) between ABLT and an ABLT Indenture Trustee to be specified in the related prospectus, and will be sold and assigned by Ally Bank to Ally Auto pursuant to a Pooling Agreement, by and between Ally Bank and Ally Auto (each, a “Pooling Agreement”) and by Ally Auto to a Trust pursuant to a Trust Sale Agreement.

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and the Secured Notes and, in order to express the opinions hereinafter stated, we have examined copies of the Registration Statements and, in each case as to be filed as an exhibit to or incorporated by reference in the Registration Statements, (a)(i) the form of AART Indenture (including the form of Notes), (ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (the “Trust Certificate”)), (iii) the form of Trust Sale Agreement, (iv) the form of Pooling Agreement and (v) the form of Administration Agreement among the related Trust, Ally Auto and Ally Financial Inc. (“Ally Financial”), as administrator (collectively the “AART Transfer and Administration Agreements”), and (b)(i) the form of ABLT Indenture (including the form of Secured Notes), (ii) the form of Allocation Agreement, between Ally Bank and ABLT and (iii) the form of Servicing Agreement, between Ally Financial, as servicer and custodian, and ABLT (collectively, the “ABLT Agreements” and together with the AART Transfer and Administration Agreements, the “Operative Documents”). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

On the basis of the foregoing and on the basis of (a) our examination of (i) Ally Auto’s Certificate of Formation and Amended and Restated Limited Liability Company Agreement, as amended, (ii) ABLT’s Declaration of Trust, dated as of March 10, 2014, by Deutsche Bank Trust Company Delaware, as owner trustee (the “ABLT Owner Trustee”) and (iii) the form of Supplement to the Declaration of Trust between Ally Central Originating Lease LLC and the ABLT Owner Trustee and (b) a review of certificates of the Secretary of State of the State of Delaware as to the good standing of Ally Auto and ABLT, it is our opinion that:

(a) Ally Auto is a limited liability company validly existing and in good standing under the laws of the State of Delaware;

Ally Auto Assets LLC

Ally Bank Lease Trust

April 13, 2016

(b) With respect to the Notes of any series issued by any Trust, when, as and if (i) the Registration Statements become effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount, price, interest rate and other principal terms of such Notes and the forms of such Notes have been duly established and approved by Ally Auto’s Board of Directors, (iii) the Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and remain in full force and effect, (iv) the Trust Certificate for the related Trust has been duly executed by the AART Owner Trustee and timely filed with the Secretary of State of the State of Delaware and the Trust Certificate remains in full force and effect, (v) the related AART Indenture has been, and remains, duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes have been duly executed and issued by the related Trust and authenticated by the AART Indenture Trustee and sold by Ally Auto, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statements, such Notes will have been duly authorized by all necessary action of the related Trust and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related Operative Documents and such Notes will be binding obligations of the related Trust in accordance with their terms, except as any of the foregoing may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity; and

(c) With respect to the Secured Notes issued by ABLT when, as and if (i) the Registration Statements become effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount, price, interest rate and other principal terms of such Secured Notes and the forms of such Secured Notes have been duly authorized by all necessary action, (iii) the ABLT Agreements relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and remain in full force and effect (iv) the related ABLT Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (v) such Secured Notes have been duly executed and issued by ABLT and authenticated by the ABLT Indenture Trustee, all in accordance with the terms and conditions of the related ABLT Agreements and in the manner described in the Registration Statements, such Secured Notes will be binding obligations of ABLT in accordance with their terms, except as any of the foregoing may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

Ally Auto Assets LLC

Ally Bank Lease Trust

April 13, 2016

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or “Blue Sky” laws of the various states to the offer or sale of the Notes or the Secured Notes.

We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States of America, the Delaware Limited Liability Company Act and the Delaware Statutory Trust Act.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statements and to the reference to our firm in the Prospectus included in the Registration Statements under the captions “Legal Opinions.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP